Exhibit 99.1

Powerfleet Reports Full Year 2022 and Fourth Quarter Financial Results

●	Efficiency Program Yields a $5.8 million Improvement in Operating Cash Flow Performance in 2022

●	Strong Sales Execution Drives 13% Annual Growth in U.S. Services in 2022

●	Business Optimization and Focus on High Quality Revenue Drives an Absolute Sequential Increase in Gross Margin of 5% in 2H22

WOODCLIFF LAKE, NJ – March 9, 2023 – Powerfleet, Inc. (Nasdaq: PWFL), a global leader of Internet of Things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations, reported results for the fourth quarter and year ended December 31, 2022.

Following the appointment of CEO Steve Towe in January 2022, the executive team and board of directors conducted an exhaustive 120-day review of Powerfleet’s business, product offerings, geographic markets, target customers, go-to market strategy and business model. The process culminated in a new roadmap to guide the company’s growth, focus areas, and day-to-day operations. The leadership team’s execution on the strategic plan is in the process of transforming Powerfleet into a world class, high growth, and profitable SaaS solutions provider.

2022 AND RECENT OPERATIONAL MILESTONES

●	Complete rebuild of executive and broader leadership team with a proven track record of delivering outsized results to stakeholders.

●	Implemented new growth strategy, which has produced tangible financial results and positioned the company for greater financial success in 2023 and beyond.

●	Repositioned to a SaaS solutions platform company and elevated the company’s value proposition with customers to offer more extensive business insights and solutions to transform their businesses. Initial success was demonstrated by the increase in high-margin services revenue, which was up 8% on a GAAP basis and 11% on a constant currency basis in 2022.

●	Completed phase one of the company’s optimization plan that removed $5 million of costs, which management has partially reallocated the cost-savings towards sales and marketing efforts within the company’s new cost envelope. In March 2023, launched phase two of the optimization plan, which, when completed, is expected to reduce operating expenses by an additional $3 million annually.

●	Launched Unity, a new game-changing fleet intelligence platform that unites people, assets, and data together to transform the way its customers do business. Unity’s go-to-market traction is ahead of schedule, highlighted by new customer engagements with Kearney and FEMSA.

●	Today announced the acquisition of Movingdots, a leading insurance telematics and sustainable mobility solutions provider, expanding Powerfleet’s global reach and total addressable market. The acquisition is scheduled to close by the end of Q1 2023.

SECOND HALF 2022 FINANCIAL HIGHLIGHTS (COMPARED TO FIRST HALF 2022)

●	High-margin services revenue increased 5% to $40.3 million. On a constant currency basis, the sequential increase was 8% or 16% on an annualized basis.

●	Gross profit increased by $3 million or 10% to $33.5 million, with gross margin expanding from 45% to 50%.

●	Product gross margin expanded from 20% to 29%.

●	Loss from operations improved by 54% or $2.9 million.

●	Adjusted EBITDA, a non-GAAP metric, improved by $2 million or 76%.

FULL YEAR 2022 FINANCIAL HIGHLIGHTS (COMPARED TO 2021)

●	Total revenue increased 7% to $135.2 million and 10% on a constant currency basis

●	High-margin services revenue increased 8% to $78.8 million (58% of total revenue), and 11% on a constant currency basis.

●	Gross profit increased 7% to $64.2 million (47% of total revenue)

●	GAAP net loss improved to $7.0 million from $13.3 million in 2021.

●	Adjusted EBITDA, a non-GAAP metric, increased 19% to $7.3 million.

●	Ended the year with $18.0 million in cash and cash equivalents and a working capital position of $35.5 million.

●	Total subscribers increased 8% to 664,000 at year end.

MANAGEMENT COMMENTARY

“The fourth quarter marked a solid finish to a pivotal year as we continued to lay the groundwork for future growth, profitability, and expansion,” said Steve Towe, CEO at Powerfleet. “We are incredibly proud of the progress the team has made on the journey of transforming Powerfleet towards our mid- to long-term goal of being recognized as a world class, high growth, and profitable SaaS solutions provider.

“Even with the dramatic business transformation efforts and fundamental operational business change in 2022, we delivered 7% topline revenue growth (10% on a constant currency basis), 8% growth in high-margin services revenue (11% on a constant currency basis) and grew our subscriber base by 8%. From a profitability perspective, we improved gross profit by $4 million, reduced loss from operations by 65% from Q4 2021 to Q4 2022, decreased GAAP loss by $6.3 million, and grew adjusted EBITDA by 19% in 2022. These encouraging financial results were also achieved in the face of the ongoing macro-economic pressures and significant supply chain headwinds.”

Powerfleet CFO David Wilson commented: “During Q4, we initiated phase two of our business rationalization efforts designed to further enhance margins, reduce costs, and increase profitability. Our refined growth strategy produced double-digit growth in our key regions in Q4, including a 20% year-over-year increase in U.S. Industrial segment revenue and a 37% year-over-year revenue increase in Mexico. Overall, our topline results in Q4 reflect the decisive actions we took in the period to de-emphasize underperforming product lines and territories and terminate unprofitable contracts worth an estimated $2.5 million in the quarter. In parallel, our tight cash management produced the highest cash collections quarter in our history, which brought our cash position at year end to nearly $18 million.

“The opportunity ahead for our business is compelling. As we wrap up the first quarter of 2023, we are executing on our pipeline growth activities, delivering on our customer promises, and tracking ahead of plan. Despite the expected revenue reduction related to our ongoing strategic rationalization efforts, we anticipate generating sequential revenue growth in Q1, driven by robust double-digit growth from our U.S. industrial solutions, a trend we expect to continue through 2023.”

FOURTH QUARTER 2022 FINANCIAL RESULTS

Total revenue was $33.1 million, compared to $34.4 million in the same year-ago period.

Services revenue was $20.0 million, or 60% of total revenue, compared to $19.1 million, or 56% of total revenue, in the same year-ago period.

Product revenue, which drives future services revenue, was $13.1 million, or 40% of total revenue, compared to $15.3 million, or 44% of total revenue, in the same year-ago period.

Gross profit was $16.4 million, or 49% of total revenue, compared to $15.4 million, or 45% of total revenue, in the same year-ago period. Service gross profit was $12.8 million, or 64% of total service revenue, compared to $12.4 million, or 65% of total service revenue, in the same year-ago period. Product gross profit was $3.6 million, or 28% of total product revenue, compared to $3.1 million, or 20% of total product revenue, in the same year-ago period.

Operating expenses were $17.6 million, net of $1.0 million in foreign currency gains, compared to $18.9 million in the same year-ago period.

Net loss attributable to common stockholders totaled $2.9 million, or $(0.08) per basic and diluted share (based on 35.4 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $7.9 million, or $(0.23) per basic and diluted share, in the same year-ago period (based on 35.1 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $1.4 million, compared to adjusted EBITDA of $1.0 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $18.0 million in cash and cash equivalents. The company’s working capital position at quarter-end was $35.5 million.

FULL YEAR 2022 FINANCIAL RESULTS

Total revenue was $135.2 million, compared to $126.2 million in the same year-ago period.

Services revenue was $78.8 million compared to $73.2 million, in 2021. Product revenue was $56.3 million compared to $53.0 million in 2021. Revenue mix was 58% service revenue and 42% product revenue, which was consistent with the prior year period.

Gross profit was $64.2 million, or 47% of total revenue, compared to $60.2 million, or 48% of total revenue, in 2021. Service gross profit was $50.5 million, compared to $46.6 million in 2021, with gross margin steady at 64% for both years. Product gross profit was $13.7 million, or 24% of total product revenue, compared to $13.5 million, or 26% of total product revenue, in 2021.

Operating expenses were $72.0 million, compared to $68.2 million in 2021. Operating expenses included foreign currency transaction loss of $0.9 million for 2022, compared to $0.1 million in 2021.

Net loss attributable to common stockholders totaled $11.9 million, or $(0.34) per basic and diluted share (based on 35.4 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $18.1 million, or $(0.52) per basic and diluted share, in the same year-ago period (based on 34.6 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $7.3 million, compared to adjusted EBITDA of $6.2 million in 2021 (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

INVESTOR CONFERENCE CALL

Powerfleet management will discuss these results and business outlook on a conference call today (Thursday, March 9, 2023) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

Powerfleet management will host the presentation, followed by a question-and-answer session.

Toll Free: 877-524-8416

International: +1 412-902-1028

The conference call will be broadcast simultaneously and available for replay here and in via the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact Powerfleet’s investor relations team at 949-574-3860.

NON-GAAP FINANCIAL MEASURES

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Powerfleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share, adjusted EBITDA and services revenue excluding foreign exchange effect. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

POWERFLEET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED EBITDA FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2022	2021	2022

Net loss attributable to common stockholders	$(7,915,000)	$(2,912,000)	$(18,072,000)	$(11,905,000)
Non-controlling interest	0	(1,000)	(5,000)	2,000
Preferred stock dividend and accretion	1,196,000	1,255,000	4,784,000	4,902,000
Interest (income) expense, net	348,000	131,000	1,909,000	1,624,000
Other (income) expense, net	(3,000)	(23,000)	(8,000)	(24,000)
Income tax (benefit) expense	1,906,000	189,000	2,607,000	296,000
Depreciation and amortization	2,177,000	2,110,000	8,553,000	8,262,000
Stock-based compensation	1,296,000	1,187,000	4,416,000	4,343,000
Foreign currency translation	1,054,000	(883,000)	1,043,000	(1,842,000)
Severance related expenses	954,000	335,000	954,000	1,667,000

Adjusted EBITDA	$1,013,000	$1,388,000	$6,181,000	$7,325,000

	Six Months Ended		Six Months Ended
	June 30,		December 31,
	2021	2022	2021	2022

Net loss attributable to common stockholders	$(5,616,000)	$(5,458,000)	$(12,456,000)	$(6,447,000)
Non-controlling interest	(1,000)	2,000	(4,000)	0
Preferred stock dividend and accretion	2,392,000	2,412,000	2,392,000	2,490,000
Interest (income) expense, net	1,056,000	991,000	853,000	633,000
Other (income) expense, net	2,000	(2,000)	(10,000)	(22,000)
Income tax (benefit) expense	540,000	(663,000)	2,067,000	959,000
Depreciation and amortization	4,230,000	4,133,000	4,323,000	4,129,000
Stock-based compensation	2,193,000	2,086,000	2,223,000	2,257,000
Foreign currency translation	(631,000)	(1,690,000)	1,674,000	(152,000)
Severance related expenses	-	845,000	954,000	822,000

Adjusted EBITDA	$4,165,000	$2,656,000	$2,016,000	$4,669,000

POWERFLEET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2022	2021	2022

Net loss attributable to common stockholders	$(7,915,000)	$(2,912,000)	$(18,072,000)	$(11,905,000)
Preferred stock dividend and accretion	1,196,000	1,255,000	4,784,000	4,902,000
Other (income) expense, net	(2,000)	(23,000)	(7,000)	(24,000)
Intangible assets amortization expense	1,274,000	1,292,000	5,153,000	5,108,000
Stock-based compensation	1,296,000	1,187,000	4,416,000	4,343,000
Foreign currency translation	1,054,000	(883,000)	1,043,000	(1,842,000)
Non-cash portion of income tax expense	1,898,000	189,000	2,549,000	244,000
Severance related expenses	954,000	335,000	954,000	1,667,000
Non-GAAP net income (loss)	$(245,000)	$440,000	$820,000	$2,493,000

Non-GAAP net income (loss) - basic	$(0.01)	$0.01	$0.02	$0.07
Non-GAAP net income (loss) - diluted	$(0.01)	$0.01	$0.02	$0.06
Weighted average common shares outstanding - basic	35,083,000	35,446,000	34,571,000	35,393,000
Weighted average common shares outstanding - diluted	35,083,000	43,424,000	42,720,000	43,108,000

ABOUT POWERFLEET

Powerfleet (NASDAQ: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.Powerfleet.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to Powerfleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Powerfleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for Powerfleet’s products to continue to develop, the inability to protect Powerfleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in Powerfleet’s filings with the Securities and Exchange Commission, including Powerfleet’s most recent annual report on Form 10-K. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Powerfleet. Unless otherwise required by applicable law, Powerfleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

Powerfleet Investor Contact

Matt Glover

Gateway Group, Inc.

PWFL@gatewayir.com

(949) 574-3860

Powerfleet Media Contact

Heather Smith

hsmith@powerfleet.com

(605) 203-0605

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2022	2021	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$15,310,000	$13,082,000	$52,981,000	$56,313,000
Services	19,113,000	20,032,000	73,227,000	78,844,000

	34,423,000	33,114,000	126,208,000	135,157,000
Cost of revenue:
Cost of products	12,259,000	9,484,000	39,445,000	42,636,000
Cost of services	6,761,000	7,270,000	26,580,000	28,350,000

	19,020,000	16,754,000	66,025,000	70,986,000

Gross Profit	15,403,000	16,360,000	60,183,000	64,171,000

Operating expenses:
Selling, general and administrative expenses	16,112,000	15,608,000	57,100,000	63,001,000
Research and development expenses	2,799,000	1,999,000	11,058,000	8,964,000

	18,911,000	17,607,000	68,158,000	71,965,000

Loss from operations	(3,508,000)	(1,247,000)	(7,975,000)	(7,794,000)
Interest income	10,000	23,000	45,000	71,000
Interest expense	(357,000)	(154,000)	(1,954,000)	(1,695,000)
Foreign currency translation of debt	(961,000)	(114,000)	(810,000)	2,689,000
Other (expense) income, net	3,000	23,000	8,000	24,000

Net loss before income taxes	(4,813,000)	(1,469,000)	(10,686,000)	(6,705,000)

Income tax benefit (expense)	(1,906,000)	(189,000)	(2,607,000)	(296,000)

Net loss before non-controlling interest	(6,719,000)	(1,658,000)	(13,293,000)	(7,001,000)
Non-controlling interest		1,000	5,000	(2,000)

Net loss	(6,719,000)	(1,657,000)	(13,288,000)	(7,003,000)
Accretion of preferred stock	(168,000)	(167,000)	(672,000)	(671,000)
Preferred stock dividend	(1,028,000)	(1,088,000)	(4,112,000)	(4,231,000)

Net loss attributable to common stockholders	$(7,915,000)	$(2,912,000)	$(18,072,000)	$(11,905,000)

Net loss per share - basic and diluted	$(0.23)	$(0.08)	$(0.52)	$(0.34)
Weighted average common shares outstanding - basic and diluted	35,083,000	35,446,000	34,571,000	35,393,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	6 Months Ended
	December 31,	June 30,	December 31,
	2021	2022	2022
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$26,095,000	$29,210,000	$27,103,000
Services	37,574,000	38,545,000	40,299,000

	63,669,000	67,755,000	67,402,000
Cost of revenue:
Cost of products	20,431,000	23,314,000	19,323,000
Cost of services	13,570,000	13,812,000	14,538,000

	34,001,000	37,126,000	33,861,000

Gross Profit	29,668,000	30,629,000	33,541,000

Operating expenses:
Selling, general and administrative expenses	30,071,000	30,729,000	32,272,000
Research and development expenses	5,534,000	5,230,000	3,734,000

	35,605,000	35,959,000	36,006,000

Loss from operations	(5,937,000)	(5,330,000)	(2,465,000)
Interest income	21,000	28,000	43,000
Interest expense	(873,000)	(1,019,000)	(676,000)
Foreign currency translation of debt	(1,222,000)	2,612,000	77,000
Other (expense) income, net	10,000	2,000	23,000

Net loss before income taxes	(8,001,000)	(3,707,000)	(2,998,000)

Income tax benefit (expense)	(2,067,000)	663,000	(959,000)

Net loss before non-controlling interest	(10,068,000)	(3,044,000)	(3,957,000)
Non-controlling interest	4,000	(2,000)

Net loss	(10,064,000)	(3,046,000)	(3,957,000)
Accretion of preferred stock	(336,000)	(336,000)	(335,000)
Preferred stock dividend	(2,056,000)	(2,076,000)	(2,155,000)

Net loss attributable to common stockholders	$(12,456,000)	$(5,458,000)	$(6,447,000)

Net loss per share - basic and diluted	$(0.36)	$(0.15)	$(0.18)
Weighted average common shares outstanding - basic and diluted	35,083,000	35,359,000	35,446,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	As of
	December 31, 2021	December 31, 2022
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,452,000	$17,680,000
Restricted cash	308,000	309,000
Accounts receivable, net	32,094,000	32,493,000
Inventory, net	18,243,000	22,272,000
Deferred costs - current	1,762,000	762,000
Prepaid expenses and other current assets	9,051,000	7,709,000
Total current assets	87,910,000	81,225,000

Deferred costs - less current portion	249,000	-
Fixed assets, net	8,988,000	8,432,000
Goodwill	83,487,000	83,487,000
Intangible assets, net	26,122,000	23,725,000
Right of use asset	9,787,000	7,820,000
Severance payable fund	4,359,000	3,760,000
Deferred tax asset	4,262,000	3,225,000
Other assets	4,703,000	5,761,000
Total assets	$229,867,000	$217,435,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$6,114,000	$10,312,000
Accounts payable and accrued expenses	29,015,000	26,598,000
Deferred revenue - current	6,519,000	6,363,000
Lease liability - current	2,640,000	2,441,000
Total current liabilities	44,288,000	45,714,000

Long-term debt, less current maturities	18,110,000	11,403,000
Deferred revenue - less current portion	4,428,000	4,390,000
Lease liability - less current portion	7,368,000	5,628,000
Accrued severance payable	4,887,000	4,365,000
Deferred tax liability	5,220,000	4,919,000
Other long-term liabilities	706,000	636,000

Total liabilities	85,007,000	77,055,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	52,663,000	57,565,000

STOCKHOLDERS’ EQUITY	-	-
Total Powerfleet, Inc. stockholders’ equity	92,111,000	82,737,000
Non-controlling interest	86,000	78,000
Total equity	92,197,000	82,815,000
Total liabilities and stockholders’ equity	$229,867,000	$217,435,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

	Year Ended December 31,
	2021	2022
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(13,288,000)	$(7,003,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	(5,000)	2,000
Inventory reserve	(22,000)	149,000
Stock based compensation expense	4,676,000	4,343,000
Depreciation and amortization	8,553,000	8,262,000
Right-of-use assets, non-cash lease expense	2,859,000	2,756,000
Bad debt expense	1,442,000	66,000
Other non-cash items	305,000	707,000
Deferred taxes	2,607,000	134,000
Changes in:
Operating assets and liabilities	(12,146,000)	(8,659,000)

Net cash (used in) provided by operating activities	(5,019,000)	757,000

Cash flows from investing activities:
Purchase of investment	-	(100,000)
Capital expenditures and capitalized software	(3,398,000)	(5,738,000)

Net cash (used in) investing activities	(3,398,000)	(5,838,000)

Cash flows from financing activities:
Net proceeds from stock offering	26,867,000	-
Payment of preferred stock dividend	(4,112,000)	-
Repayment of long-term debt	(5,709,000)	(5,659,000)
Short-term bank debt, net	(270,000)	5,588,000
Proceeds from exercise of stock options	229,000	-
Purchase of treasury stock upon vesting of restricted stock	(794,000)	(211,000)

Net cash (used in) provided by financing activities	16,211,000	(282,000)

Effect of foreign exchange rate changes on cash and cash equivalents	531,000	(3,408,000)
Net increase in cash, cash equivalents and restricted cash	8,325,000	(8,771,000)
Cash, cash equivalents and restricted cash - beginning of period	18,435,000	26,760,000

Cash, cash equivalents and restricted cash - end of period	$26,760,000	$17,989,000

CONSTANT CURRENCY

Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. The Company believes this provides a useful basis to measure the performance of its business as it removes distortion from the effects of foreign currency movements during the period.

Due to a portion of the Company’s customers who are invoiced in non-U.S. Dollar denominated currencies, the Company also calculates subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on results of operations.

	Three Months Ended Dec 31,		Year Over Year Change
($ in Thousands)	2021	2022	$	%

Service Revenue:
Service Revenue as reported	$19,108	$20,164	$1,056	5.5%
Conversion impact of U.S. Dollar		$1,248	$1,248
Service revenue on a constant currency basis	$19,108	$21,412	$2,304	12.1%

	Three Months Ended Dec 31,		Year Over Year Change
($ in Thousands)	2021	2022	$	%

Product Revenue:
Product Revenue as reported	$15,303	$12,951	$(2,352)	(15.4)%
Conversion impact of U.S. Dollar		$145	$145
Product Revenue revenue on a constant currency basis	$15,303	$13,096	$(2,207)	-14.4%

	Three Months Ended Dec 31,		Year Over Year Change
($ in Thousands)	2021	2022	$	%

Total Revenue:
Total Revenue as reported	$34,411	$33,115	$(1,296)	(3.8)%
Conversion impact of U.S. Dollar	$0	$1,393	$1,393
Total revenue on a constant currency basis	$34,411	$34,508	$97	0.3%

	Twelve Months Ended Dec 31,		Year Over Year Change
($ in Thousands)	2021	2022	$	%

Service Revenue:
Service Revenue as reported	$73,203	$78,880	$5,678	7.8%
Conversion impact of U.S. Dollar		$2,493	$2,493
Service revenue on a constant currency basis	$73,203	$81,373	$8,171	11.2%

	Twelve Months Ended Dec 31,		Year Over Year Change
($ in Thousands)	2021	2022	$	%

Product Revenue:
Product Revenue as reported	$53,000	$56,277	$3,277	6.2%
Conversion impact of U.S. Dollar		$608	$608
Product Revenue revenue on a constant currency basis	$53,000	$56,885	$3,885	7.3%

	Twelve Months Ended Dec 31,		Year Over Year Change
($ in Thousands)	2021	2022	$	%

Total Revenue:
Total Revenue as reported	$126,202	$135,157	$8,955	7.1%
Conversion impact of U.S. Dollar	$0	$3,101	$3,101
Total revenue on a constant currency basis	$126,202	$138,258	$12,056	9.6%